UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2024

_________________

PSYCHEMEDICS CORPORATION

(Exact name of Registrant as Specified in its Charter)

Delaware	1-13738	58-1701987
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5220 Spring Valley Road, Suite 230 Dallas, Texas	75254
(Address of Principal Executive Offices)	(Zip Code)

(800) 527-7424

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.005 par value per share	PMD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the events described in Item 8.01 below, on December 3, 2024, Psychemedics Corporation (the “Company”) provided advance notice to the Nasdaq Stock Market LLC of its intent to voluntarily withdraw the Company’s common stock, par value $0.005 per share (the “Common Stock”), from listing on the Nasdaq Capital Market and to deregister the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended.

The Company intends to file a Form 25 Notification of Removal from Listing and/or Registration and a Form 15 with the Securities and Exchange Commission (the “Commission”) and cease reporting as a public company.

Item 8.01	Other Events.

Following the Company’s annual meeting of stockholders on November 25, 2024, where, among other matters, the holders of a majority of the Company’s issued and outstanding shares of Common Stock entitled to vote approved amendments to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to effect a 1-for-5,000 reverse stock split of the Common Stock (the “Reverse Stock Split”), followed immediately by a 5,000-for-1 forward stock split of the Common Stock (the “Forward Stock Split,” and together with the Reverse Stock Split, the “Stock Split”), the Company filed certificates of amendment to the Certificate of Incorporation with the State of Delaware to effect the Reverse Stock Split, followed immediately by the Forward Stock Split, both effective on December 3, 2024 at 5:01 and 5:02 p.m. Eastern Time, respectively. As a result of the Stock Split, each stockholder owning fewer than 5,000 shares of Common Stock immediately prior to the effective time of the Reverse Stock Split will receive $2.35 per share, without interest, in cash for each share of Common Stock held by such stockholder at the effective time of the Reverse Stock Split, and such stockholder will no longer be a stockholder of the Company.

Stockholders who own 5,000 or more shares of Common Stock immediately prior to the effective time of the Reverse Stock Split will not be entitled to receive any cash for their fractional share interests resulting from the Reverse Stock Split, if any. The Forward Stock Split that will immediately follow the Reverse Stock Split will reconvert whole shares and fractional share interests held by such stockholders back into the same number of shares of Common Stock held by such stockholders immediately before the effective time of the Reverse Stock Split. As a result, the total number of shares of Common Stock held by such stockholders will not change.

The foregoing description of the certificates of amendment to the Certificate of Incorporation is not complete and is subject to and qualified in its entirety by reference to each such certificate of amendment, copies of which are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

The press release announcing the Stock Split is filed as Exhibit 99.1 and is incorporated herein by reference.

For a more detailed discussion of the Stock Split, please see the Company’s definitive proxy statement on Schedule 14A, filed with the Commission on October 18, 2024.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

3.1	Certificate of Amendment, filed December 3, 2024, to effect the 1-for-5,000 Reverse Stock Split.
3.2	Certificate of Amendment, filed December 3, 2024, to effect the 5,000-for-1 Forward Stock Split.
99.1	Press release, dated December 2, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSYCHEMEDICS CORPORATION
Date: December 3, 2024
	By:	/s/ Brian Hullinger
	Name:	Brian Hullinger
	Title:	President and Chief Executive Officer